Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***]

LSI INDUSTRIES INC.

EXECUTIVE OFFICER FY23

LONG-TERM INCENTIVE PLAN

Effective: August 17, 2022

LSI INDUSTRIES INC.

FY23

LONG-TERM INCENTIVE PLAN

Effective: August 17, 2022

The LSI Industries Inc. (Company) 2019 Omnibus Plan authorizes the Compensation Committee of the Board of Directors (Compensation Committee) to issue share-based incentive awards to Company Executives. The Fiscal Year 2023 Long Term Incentive Plan (LTIP) provides for grants to the Named Executive Officers (NEOs), and other employees of the Company designated by the Compensation Committee and the Chief Executive Officer (CEO). The employees receiving grants are collectively referred to as the “Employees”.

The LTIP has been approved by the Compensation Committee as a retention tool to encourage Employees to maintain long-term employment with the Company. The LTIP provides for the issuance of three types of share-based awards: stock options, performance stock units and restricted stock units. All LTIP awards are granted effective the close of business on August 17, 2022 and at such other times and in such other manner as may be approved or authorized by the Compensation Committee.

1.

Stock Options. The Company may grant time-based stock option (Stock Options) awards to Employees. Stock Option awards have a ten-year exercise term; a three-year ratable vesting period; and a stated and fixed exercise price set by the Compensation Committee as the closing price of a share of Company common stock on the date of the grant. The form of Stock Option Agreement is set forth as Exhibit “1” hereto.

2.

Performance Stock Units. The Company may grant performance stock units (PSUs) to the Employees. The vesting of such PSUs is subject to the achievement of designated metrics for Return on Net Assets (RONA) and cumulative Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) at the completion of the three-year performance period concluding on June 30, 2025 (FY25). The LTIP sets for a threshold (or minimum), target and maximum goals to be achieved in FY25 for each metric. If the threshold amount is not achieved for any performance metric, there shall be no payout under such metric. The grant made to the employee is the target number of PSUs. The actual number of PSUs at vesting may stretch to a greater amount than the target amount if greater than target performance is achieved; and may be less than the target number of PSUs if less than target performance is achieved. RONA achievement accounts for 50% of the vesting of the PSUs and Cumulative Adjusted EBITDA accounts for 50% of the vesting of the PSUs. The PSUs shall cliff vest at the completion of FY25 if the FY25 threshold, target or maximum is met pursuant to the matrix set forth in Section A below. The form of PSU Award Agreement is set forth as Exhibit “2” hereto. PSUs are settled in the Common Shares of the Company.

Exhibit 10.1

3.

Performance Cash Units. The Company may grant performance stock units (PCUs) to the Employees. The vesting of such PCUs is subject to the achievement of designated metrics for Return on Net Assets (RONA) and cumulative Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) at the completion of the three-year performance period concluding on June 30, 2025 (FY25). The LTIP sets for a threshold (or minimum), target and maximum goals to be achieved in FY25 for each metric. If the threshold amount is not achieved for any performance metric, there shall be no payout under such metric. The grant made to the employee is the target number of PCUs. The actual number of PCUs at vesting may stretch to a greater amount than the target amount if greater than target performance is achieved; and may be less than the target number of PCUs if less than target performance is achieved. RONA achievement accounts for 50% of the vesting of the PCUs and Cumulative Adjusted EBITDA accounts for 50% of the vesting of the PCUs. The PCUs shall cliff vest at the completion of FY25 if the FY25 threshold, target or maximum is met pursuant to the matrix set forth in Section A below. PCUs are settled in cash. The form of PCU Award Agreement is set forth as Exhibit “3” hereto.

A.	PSU and PCU Performance and Payout Matrix. Attached as Exhibit “4” is the LTIP Payout Matrix. Below is a summary of the Matrix:

	Payout %	2025 RONA	2025 EBITDA Cumulative $ (000s)
Threshold	[***]	[***]	[***]
Target	[***]	[***]	[***]
Maximum	[***]	[***]	[***]

The actual LTIP award payout will be interpolated between the percentages set forth in the chart based on actual results. Examples of the Vesting of the PSUs and PCUs are set forth on Exhibit “5” hereto.

4.

Restricted Stock Units. The Company may grant restricted stock units (RSUs) to the Employees. RSUs are time-based and vest one-third on each of the anniversary dates of the grant date. The form of RSU Award Agreement is set forth as Exhibit “6” hereto.

5.	General Terms and Conditions. The following provisions apply to the LTIP:

A.

The value of the total LTIP award to each participant shall be apportioned among PSUs, PCUs and RSUs and/or Stock Options, as determined by the Committee. The apportionment of the awards to the Named Executive Officers and the remaining Senior Officers shall be approved by the Compensation Committee.

B.	The actual grants to Employees on the date of the adoption of this FY23 LTIP are set forth in the Compensation Committee resolution whereby this FY23 LTIP is adopted.

C.

CEO Pool. The Compensation Committee hereby approves an additional pool of any combination of 3,000 Stock Options, RSUs, PCUs and PSUs for grant by the CEO in FY23 to employees not previously receiving a LTIP award from the Compensation Committee. The pool awards have been set aside for grant to new employees and employees whom in the discretion of the CEO are deemed to merit an award. The employees receiving a grant from the pool, and the amount of the pool awards shall be within the discretion of the CEO.

Exhibit 10.1

D.	Definitions.

1.

“Cumulative Adjusted EBITDA” is defined as the Company’s cumulative consolidated earnings before interest, taxes, depreciation and amortization expenses as adjusted for certain unusual or non-recurring items for the period commencing July 1, 2022 and ending June 30, 2025. The Company’s Adjusted EBITDA will be as reported in the Company’s Annual Report on Form 10-K for FY25 and as approved by the Compensation Committee.

2.	“RONA” is defined as the Company’s consolidated Adjusted Net Income as percent of Net Assets, which derived by dividing Adjusted Net Income by Net Assets. For purposes of this definition,

3.

 “Adjusted Net Income” is defined as non-GAAP Net Income which is developed and reported to the Company’s Board of Directors on a quarterly basis. For purposes of this definition, “Net Assets” is defined as working capital and net property, plant, and equipment (excluding goodwill and intangibles).

E.

Except to the extent an agreement approved by the Company’s Compensation Committee provides for vesting in other circumstances, such as Company terminating Participant’s employment without Cause or Participant terminating employment for Good Reason, LTIP participants must be continuously employed by the Company on (i) the specified award vesting for Stock Options and RSUs and (ii) the date designated for payout of the PSUs and/or PCUs, in order to vest in such award or portion of such award. The Company will make the distribution of the PSU and PCU awards to participants as soon as administratively practicable following the date of the award determination by the Compensation Committee.

F.

At the discretion of the CEO in consultation with the EVP of Human Resources, any type of lengthy leave of absence may result in an adjustment of the award. Leaves of absence include time away from work for reasons of short-term disability, FMLA leave, military leave, or other leave of absence.

G.

If a grantee Retires or becomes disabled (as defined by Social Security) or deceased during the plan period, the Compensation Committee may consider a pro-rated award based to the grantee or the grantee’s beneficiary, as the case may be, upon the actual amount of base salary received during the plan period, subject to the terms and conditions of the 2019 Omnibus Plan.

H.

LTIP awards may be subject to assignment laws and other laws that require payment of the incentive award to an individual other than the grantee (such as IRS tax levies, child support arrearages, etc.). The Company will comply with all such applicable assignment laws.

Exhibit 10.1

I.

The LTIP does not create or imply the existence of a contract of employment. The Company reserves the right to amend, reduce, modify, interpret or discontinue all or part of the LTIP with or without reason as the Compensation Committee deems advisable in its sole and absolute discretion, subject to the terms and conditions of the 2019 Omnibus Plan and the terms and conditions of the grant documents.

J.

In the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws, the Compensation Committee shall require reimbursement to the Company of the PSUs granted hereunder where: (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of the Company’s financial statements filed with the SEC; (ii) the Compensation Committee determines the grantee engaged in intentional misconduct that caused or substantially caused the need for the accounting restatement; and (iii) a lower payment would have been made to such officer based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the officer the amount by which any performance-based awards paid to such officer for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

K.

In the event and to the extent Company common shares are issued pursuant to awards granted under the LTIP, each grantee who was a NEO on the grant date, and receives such Company common shares, will be subject to the stock ownership guidelines with respect to the net after tax shares received upon exercise of the stock options or vesting of RSUs, PCUs and PSUs.

L.

The Compensation Committee shall have the discretion to determine that certain Employees of the Company other than NEOs shall be entitled to award payouts in cash in lieu of shares. Employees Designated to receive cash will be awarded PCUs. The cash value for payouts with respect to PCUs shall be calculated based upon the closing price of LSI Common Stock (“LYTS”) as quoted by Nasdaq Global Select Market (or other exchange on which LYTS is traded) on the date the Compensation Committee determines that the applicable performance metrics have been achieved (the Per Unit Valuation). Specifically, with respect to PCUs, the actual dollar amount of the cash payout shall be calculated as follows: (i) number of PSUs granted, multiplied by (ii) applicable payout percentage(s), multiplied by (iii) Per Unit Valuation Cash payments shall be made as soon as administratively practicable following the Compensation Committee’s determination of the achievement of applicable performance metrics, but in no event later than 2 ½ months following the end of the fiscal year during which the performance period is completed.

Exhibit 10.1

M.

The Company reserves the right to require each grantee to execute and deliver to the Company a non-compete/non-solicitation agreement, in the form satisfactory to Company, as a condition of the grant of any award or the payment of any amounts as may be due under the LTIP.

N.	Capitalized terms not otherwise defined by this LTIP shall have the meanings ascribed to them in the 2019 Omnibus Plan.

O.

In the event of a conflict between this LTIP and any Supplemental Benefits and/or Change in Control Agreement (“Employment Related Agreements”) between the Company and an Employee, the Employment Related Agreements shall control.

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